UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2012
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

On October 8, 2012, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing the acquisition of up to 90 percent of the equity capital in Amil Participações S.A. (“Amil”) and announcing its preliminary earnings per share results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in these Items 2.02 and 7.01 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

On October 5, 2012, the Company agreed to acquire up to 90 percent of the 359 million outstanding common shares of Amil for approximately $4.9 billion in cash, or R$30.75 per Amil share. The purchase will be completed in two steps. Upon Brazilian regulatory approval, expected in the fourth quarter of 2012, the Company will purchase approximately 60 percent of the outstanding shares from controlling shareholders and management of Amil and, in the first half of 2013, will advance a tender offer to purchase approximately 30 percent from public shareholders. The transaction is expected to give rise to realizable Brazilian tax benefits with an estimated present value of approximately $600 million. The completion of the two-step transaction is subject to Brazilian regulatory approval and certain other customary conditions.

Amil's founder and CEO, Dr. Edson Bueno, and his partner, Dr. Dulce Pugliese, currently control approximately 70 percent of the outstanding shares of Amil and will retain 10 percent for at least five years, subject to certain conditions and acquisition rights and obligations by the Company. Dr. Bueno will continue to lead Amil as chairman and CEO and will join the Company's board of directors upon the closing of the first-step transaction. He has further committed to investing approximately $470 million in Company shares and holding those shares for the same five year term, subject to certain exceptions.

Forward-Looking Statements
This Form 8-K contains statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including potential failure to complete or receive the anticipated benefits of the Amil acquisition.

Item 9.01.    Financial Statements and Exhibits.

Exhibit    Description

99.1        Press Release dated October 8, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2012

UNITEDHEALTH GROUP INCORPORATED

By: /s/ Richard J. Mattera
Richard J. Mattera
Assistant Secretary